UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2024

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2024, TopBuild Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1: Election of directors to serve until the Company’s 2025 Annual Meeting of Shareholders.

	Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
Alec C. Covington	27,685,054	949,484	19,698	1,272,835
Ernesto Bautista, III	27,709,284	925,052	19,901	1,272,835
Robert M. Buck	28,207,549	428,189	18,499	1,272,835
Joseph S. Cantie	27,691,808	943,033	19,396	1,272,835
Tina M. Donikowski	27,712,568	922,636	19,033	1,272,835
Deirdre C. Drake	27,773,362	860,766	20,109	1,272,835
Mark A. Petrarca	27,688,948	946,017	19,272	1,272,835
Nancy M. Taylor	27,350,225	960,478	343,534	1,272,835

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
29,755,204	145,144	26,724	0

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
27,737,778	823,365	93,094	1,272,835

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Madeline Otero
		Name:	Madeline Otero
		Title:	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Dated: April 30, 2024

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